SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  November 25, 2009

Harbin Electric, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)
000-51006	98-0403396
(Commission File Number)	(IRS Employer Identification No.)

No. 9, Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu Harbin Kai Fa Qu, Harbin, China	150060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-451-86116757
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 1, 2009, Harbin Electric, Inc. (the “Company”) issued a press release announcing that on November 25, 2009, the Board of Directors of the Company appointed Boyd R. Plowman to serve as an independent director as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.. Mr. Plowman will serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Mr. Plowman will serve as the chairman of the Audit Committee. The Board of Directors has determined that Mr. Plowman possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 4350(d)(2)(A) of the Nasdaq Marketplace Rules and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. A copy of the press release is filed herewith as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

On November 30, 2009, the Company entered into an Independent Director Agreement (the “Agreement”) with Mr. Plowman, which sets forth Mr. Plowman’s duties and the terms of his compensation. . The term of the Agreement is for a period of three years commencing effective December 1, 2009..  As compensation for Mr. Plowman’s services, he will receive a  cash compensation of thirty-six thousand dollars ($36,000) per year.  In addition, the Company has agreed to grant options to Mr. Plowman to purchase an aggregate of 30,000 shares of the Company's common stock, at an exercise price of $20.02 per share, the closing price of the Company’ s common stock on November 30, 2009.  These options shall vest over a three year period as follows. Fifty percent of the options (15,000 shares) shall vest immediately.  The remaining options shall become exercisable in twelve (12) equal quarterly installments of one thousand two hundred and fifty (1,250) options, with the first installment to be exercisable as of the last day of the first quarter of calendar year 2010, with an additional 1,250 of options becoming exercisable as of the last day of the subsequent quarter.  A copy of the Agreement is attached hereto as Exhibit 10.1.  The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Mr. Plowman is the retired Executive Vice President and Chief Financial Officer of Fleetwood Enterprises, Inc. (“Fleetwood”) where he was employed from 1969 to 1987 and from 1997 to 2008.  Fleetwood was the world’s largest producer of recreational vehicles and manufactured housing. During his career with Fleetwood, Mr. Plowman held numerous leadership positions including Controller, Treasurer, and Financial Vice President. During his second stint with Fleetwood, he served as Executive Vice President and Chief Financial Officer until his retirement in 2008.  He also served as President and Chief Executive Officer of Lee & Associates (Inland Empire Region). Lee & Associates is one of the leading commercial real estate brokerage firms in the United States.  Prior to that, Mr. Plowman served as a Director and Chairman of the Audit Committee for Corporate Insurance and Reinsurance Company Limited, a Bermuda-based company reinsuring risks for captive insurance companies.  Earlier in his career, Mr. Plowman worked as a senior tax accountant at Arthur Andersen & Co. and Ernst & Ernst.  He earned his bachelor’s degree from Utah State University in 1965 and was a certified public accountant.

Item 9.01.  Financial Statements and Exhibits

Exhibits

10.1	Independent Director Agreement, dated November 30, 2009, between the Company and Boyd R. Plowman.

99.1	Press Release dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBIN ELECTRIC, INC.

By:	/s/ Tianfu Yang
Name:	Tianfu Yang
Title:	Chairman and Chief Executive Officer

Dated: December 2, 2009